UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2018, HedgePath Pharmaceuticals, Inc. (the “Company”) entered into new employment letter agreements with each of Nicholas J. Virca, the Company’s President and Chief Executive Officer (“Virca”), and Garrison J. Hasara, the Company’s Chief Financial Officer, Treasurer, Secretary and Chief Compliance Officer (“Hasara”). As used herein, the terms “Virca Agreement” means the new employment letter agreement entered into between the Company and Virca, and “Hasara Agreement” means the new employment letter agreement entered into between the Company and Hasara.

The Virca Agreement and the Hasara Agreement formalize revised terms and conditions of Virca’s and Hasara’s employment with the Company. Virca’s previously executed employment agreement with the Company, dated June 24, 2014, as amended (the “Previous Virca Agreement”), and Hasara’s previously executed employment agreement with the Company, dated September 4, 2014, as amended (the “Previous Hasara Agreement”), expired in accordance with their respective terms on December 31, 2018.

Virca Agreement

Pursuant to the Virca Agreement, Virca will continue to act as the Company’s President and Chief Executive Officer on an “at will” basis for a term beginning on January 1, 2019 and ending on June 30, 2019. If, during the term of the Virca Agreement, the Company achieves each of (i) completion of all Transfer Activities (as defined in Schedule 2 that certain Third Amended and Restated Supply and License Agreement, dated December 17, 2018, as may be subsequently amended and/or restated (the “SLA”), by and between the Company and Mayne Pharma Ventures Pty Ltd (“Mayne Pharma”)) and the resulting receipt by the Company of $3 million in Advances (as defined in Schedule 2 to the SLA) from Mayne Pharma and (ii) the filing by the Company of an Investigational New Drug Application with the U.S. Food and Drug Administration (“FDA”) related to the study of SUBA-Itraconazole for the treatment of prostate cancer (the “SUBA Prostate IND”) and the FDA’s clearance of the SUBA Prostate IND (collectively, the Milestones”), the Company will consider extending Virca’s employment and negotiating in good faith an employment agreement with Virca that would be on substantially similar terms of the Previous Virca Agreement (subject to the mutual agreement of Virca and the Company).

Pursuant to the Virca Agreement, Virca will earn a base salary of $300,000 per annum (his current salary level), payable in accordance with the regular payroll practices of the Company. Virca shall also receive a cash bonus for the fiscal year ended December 31, 2018 (payable by March 15, 2018), the amount of such bonus to be determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in accordance with the bonus potential under the Previous Virca Agreement and the Committee’s determination of corporate objectives met. Virca is also eligible for a bonus in cash and/or equity awards for the period covered by the Virca Agreement, any such bonus to be granted at the discretion of the Company’s Board of Directors or the Committee. Pursuant the Virca Agreement, Virca shall continue to receive customary Company benefits.

The Virca Agreement may be terminated by the Company or by Virca, in each case on 30 days’ notice, and the Company may terminate the Virca Agreement immediately for Cause (as such term is defined in the Virca Agreement). The Company shall have no severance payment obligation to Virca in the event of any termination of the Virca Agreement.

The Virca Agreement also provides that Virca may not compete against the Company or solicit employees or customers from the Company for a period of six (6) months after termination of his employment for any reason.

Hasara Agreement

Pursuant to the Hasara Agreement, Hasara will continue to act as the Company’s Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer on an “at will” basis for a term beginning on January 1, 2019 and ending on June 30, 2019. If, during the term of the Hasara Agreement, the Company achieves each of the Milestones, the Company will consider extending Hasara’s employment and negotiating in good faith an employment agreement with Hasara that would be on substantially similar terms of the Previous Hasara Agreement (subject to the mutual agreement of Hasara and the Company).

Pursuant to the Hasara Agreement, Hasara will earn a base salary of $225,000 per annum (his current salary level), payable in accordance with the regular payroll practices of the Company. Hasara shall also receive a cash bonus for the fiscal year ended December 31, 2018 (payable by March 15, 2018), the amount of such bonus to be determined by the Committee in accordance with the bonus potential under the Previous Hasara Agreement and the Committee’s determination of corporate objectives met. Hasara is also eligible for a bonus in cash and/or equity awards for the period covered by the Hasara Agreement, any such bonus to be granted at the discretion of the Company’s Board of Directors or the Committee. Pursuant the Hasara Agreement, Hasara shall continue to receive customary Company benefits.

The Hasara Agreement may be terminated by the Company or by Hasara, in each case on 30 days’ notice, and the Company may terminate the Hasara Agreement immediately for Cause (as such term is defined in the Hasara Agreement). The Company shall have no severance payment obligation to Hasara in the event of any termination of the Hasara Agreement.

The Hasara Agreement also provides that Hasara may not compete against the Company or solicit employees or customers from the Company for a period of six (6) months after termination of his employment for any reason.

Each of the Virca Agreement and Hasara Agreement are attached to this Current Report as Exhibits 10.1 and 10.2. All descriptions of the Virca Agreement and Hasara Agreement herein are qualified in their entirety to the text of Exhibits 10.1 and 10.2 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Employment Letter Agreement, dated December 31, 2018, between the Company and Nicholas J. Virca

10.2	Employment Letter Agreement, dated December 31, 2018, between the Company and Garrison J. Hasara

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as

“projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2018	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and Chief Executive Officer

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